Exhibit 32

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

      In connection with the Quarterly Report of Cornerstone Bancshares, Inc., a Tennessee corporation (the “Company”), on Form 10-QSB for the quarter ended June 30, 2004, as filed with the Securities and Exchange Commission (the “Report”), Gregory B. Jones, Chief Executive Officer of the Company and Chairman of the Company’s Board of Directors, and Nathaniel F. Hughes, President and Chief Financial Officer of the Company, respectively, do each hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), that to his knowledge:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Gregory B. Jones

Gregory B. Jones Chief Executive Officer

August 14, 2004

/s/ Nathaniel F. Hughes

Nathaniel F. Hughes Chief Financial Officer

August 14, 2004

[A signed original of this written statement required by Section 906 has been provided to Cornerstone Bancshares Inc. and will be retained by Cornerstone Bancshares, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.]